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                               U.S.$994,000,000

                          CRUSADE MANAGEMENT LIMITED
                      CRUSADE GLOBAL TRUST NO. 1 OF 1999

        U.S.$300,000,000 Class A-1 Mortgage Backed Floating Rate Notes U.S.$569,000,000 Class A-2 Mortgage Backed Floating Rate Notes U.S.$125,000,000 Class A-3 Mortgage Backed Floating Rate Notes


                        FORM OF UNDERWRITING AGREEMENT

                                                             September __, 1999


Credit Suisse First Boston Corporation
 As Representative of the Several Underwriters,
  Eleven Madison Avenue
   New York, New York 10010-3629

Dear Sirs:

1. Introductory. AXA Trustees Limited (ACN 004 029 841), a limited liability public company under the Corporations Law of Victoria, Australia in its capacity as trustee of the Crusade Global Trust No. 1 of 1999 (the "Issuer Trustee") at the direction of Crusade Management Limited (CAN 072 715 916), as manager (the "Trust Manager") of Crusade Global Trust No. 1 of 1999 (the "Trust") proposes to sell to the several Underwriters listed in Schedule I hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"), U.S.$300,000,000 principal amount of Class A-1 Mortgage Backed Floating Rate Notes (the "Class A-1 Notes"), U.S.$569,000,000 principal amount of Class A-2 Mortgage Backed Floating Rate Notes (the "Class A-2 Notes") and U.S.$125,000,00 principal amount of Class A-3 Mortgage Backed Floating Rate Notes (the "Class A-3 Notes" and together with the Class A-1 Notes and the Class A-2 Notes, the "Notes") issued by the Trust. Each Note will be secured by the assets of the Trust. The assets of the Trust include, among other things, a pool of variable and fixed rate residential housing loans (the "Housing Loans") originated or acquired by St.George Bank Limited (ACN 055 513 070) ("St.George") including all monies at any time paid or payable thereon or in respect thereof from, on and after September __, 1999 (the "Cut-Off Date") with respect to payments of principal and after the Closing Date (as defined herein) with respect to payments of interest, rights under certain insurance policies with respect to the Housing Loans, the Collection Account and the rights of the Issuer Trustee under the Basic Documents. The Trust will be created pursuant to the Master Trust Deed, dated March 14, 1998 (the "Master Trust Deed") and a supplementary terms notice, to be dated September __, 1999 (the "Supplementary Terms Notice"), each among the Issuer Trustee, St.George and the Trust Manager, which sets forth specific provisions regarding the Trust and details the provisions of the Notes. The Note Trust Deed, dated September __, 1999 (the "Note Trust Deed") by and among the Issuer Trustee, the Trust Manager and Bankers Trust Company (the "Note Trustee") provides for the issuance and registration of the Notes in accordance with the terms and conditions attached thereto. St.George will act as seller and as servicer (the "Servicer") of the

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Housing Loans. The Trust Manager and St.George are each a "St.George Party"
and collectively are referred to herein as the "St.George Parties."

         The Trust Manager has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, including a prospectus, relating to the Notes. The registration statement as amended at the time when it became effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act) is referred to in this Agreement as the "Registration Statement" and the prospectus in the form first used to confirm sales of Notes is referred to in this Agreement as the "Prospectus".

         When used in this Agreement, "Basic Documents" shall mean each of the Master Trust Deed, the Supplementary Terms Notice, the Servicing Agreement, the Notes, the Security Trust Deed, the Note Trust Deed, the Fixed-Floating Rate Swap, the Currency Swap, the Basis Swap, and the Agency Agreement which is or is to be entered into by any of the St.George Parties or the Issuer Trustee on the Closing Date or otherwise in connection with any of the foregoing or this Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Prospectus (as defined hereinafter).

         In this Agreement, a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity. Any reference to the assets, business, property or undertaking of the Issuer Trustee is a reference to the Issuer Trustee in that capacity only.

         The St.George Parties and the Issuer Trustee hereby agree with the several Underwriters named on Schedule I as follows:

2. Representations and Warranties of the Issuer Trustee and the St.George
Parties.

I.       The Issuer Trustee represents and warrants to each Underwriter that:

         (a) Since June 30, 1999, there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise) of the Issuer Trustee, except as disclosed in the Prospectus, which is material in the context of the Issuer Trustee performing its obligations and duties under the Notes and each Basic Document to which it is or is to be a party.

         (b) The Issuer Trustee is a corporation duly incorporated and existing under the laws of Victoria; it is lawfully qualified and holds all Authorisations (as defined in the Master Trust Deed) necessary to carry on its business as described in the Prospectus and to issue the Notes and to act as required by each Basic Document to which it is or is to be a party and by law to comply with any requirements which affect the operations of business or the Trust or the Issuer Trustee's obligations under the Basic Documents to which it is a party and no other thing is required to be done by the Issuer Trustee (including without limitation the making of any filing or registration) in order to issue the Notes or to

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         execute and act as required by each Basic Document to which it is to be a party, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Notes by the Underwriters.

         (c) This Agreement has been duly authorized, executed and delivered by the Issuer Trustee.

         (d) The Notes have been duly authorized, and, when issued, delivered and paid for pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and binding obligations of the Issuer Trustee, entitled to the benefits provided by the Note Trust Deed and the Security Trust Deed, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles. Each of the Basic Documents to which the Issuer Trustee is a party have been duly authorized by the Issuer Trustee party thereto, and, when executed and delivered by the Issuer Trustee and each of the other parties thereto, each of the Basic Documents will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against the Issuer Trustee in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

         (e) The Issuer Trustee is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, (i) its Constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer Trustee is a party or by which it or any of its properties is bound, except in the case of (ii) for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or on the Basic Documents; the issue and sale of the Notes and the performance by the Issuer Trustee of all of the provisions of its obligations under the Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Issuer Trustee is a party or by which the Issuer Trustee is bound or to which any of the property or assets of the Trust is subject, nor will any such action result in any violation of the provisions of the Constitution of the Issuer Trustee or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer Trustee, or any of its properties; and, to the knowledge of the Issuer Trustee, no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuer Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Notes by the Underwriters.

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         (f) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Issuer Trustee, threatened against or affecting the Issuer Trustee or the Trust or, to which the Issuer Trustee is or may be a party or to which the Issuer Trustee or any property of the Trust is or may be the subject, which will have an impact on the transactions contemplated by this Agreement.

         (g) The representations and warranties of the Issuer Trustee contained in the Basic Documents are true and correct in all material respects.

         (h) KPMG LLP ("KPMG") are independent public accountants with respect to the Issuer Trustee within the standards established by the American Institute of Certified Public Accountants.

         (i) To the Issuer Trustee's knowledge, no event has occurred which would entitle the Trust Manager to direct the Issuer Trustee to retire as trustee of the Trust under clause 20 of the Master Trust Deed.

         (j) The Prospectus complies with the Listing Rules of the London Stock Exchange Limited (the "London Stock Exchange"), and any preliminary prospectus and the Prospectus (in the case of the Prospectus, as of the date hereof and in the case of any preliminary prospectus, as of its date) (i) contains all the information required by section 146 of the Financial Services Act, and (ii) in the context of the issue of the Notes to be issued to persons other than residents of the United States of America is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the information therein, in the light of the circumstances under which it is given, not misleading and all reasonable inquiries have been made to ascertain the accuracy of all such information.

         (k) The Issuer Trustee has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against the Issuer Trustee for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets.

         (l) Subject to compliance with Section 128F of the Income Tax Assessment Act (1936) (the "Tax Act") and compliance by the Underwriters with clause 11 hereto, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the agreements to which the Issuer Trustee is to be a party or with the authorization, execution, issue, sale or delivery of the Notes and the performance of the Issuer Trustee's obligations under the agreements, other than with respect to a Title Perfection Event, to which it is to be a party and payments under the Notes.

                                      4
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         (m) The Notes and the obligations of the Issuer Trustee under the
         Note Trust Deed will be secured (pursuant to the Security Trust Deed) by a first floating charge over the assets of the Trust.

         (n) No event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Issuer Trustee's Default (as defined in the Prospectus).

II. The St.George parties, jointly and severally, represent and warrants to each Underwriter and the Issuer Trustee that:

         (a) No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The Registration Statement (No. 333-84977) on Form S-11 has been declared effective under the Securities Act by the Commission. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Trust Manager, threatened by the Commission. The Registration Statement and Prospectus (as amended or supplemented if the Trust Manager shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act") and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Note Trustee under the Trust Indenture Act, and (ii) statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Trust Manager by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

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         (c) Except as described in the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition (financial or other), business, properties, stockholders' equity or results of operations of any St.George Party taken as a whole.

         (d) The Trust Manager is a corporation duly incorporated and validly existing under the Corporations Law of the Commonwealth of Australia; the Trust Manager has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Basic Documents to which it is a party and carry out the transactions contemplated by such Basic Documents; the Trust Manager has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents.

         (e) This Agreement has been duly authorized, executed and delivered by each of the St.George Parties.

         (f) The Basic Documents to which any St.George party is a party have been duly authorized by the applicable St.George Party, and upon effectiveness of the Registration Statement, the Note Trust Deed will have been duly qualified under the Trust Indenture Act and, when executed and delivered by each St.George Party which is a party thereto and each of the other parties thereto, each of the Basic Documents to which any St.George Party is a party will constitute a legal, valid and binding obligation of each such St.George Party, enforceable against each such St.George Party in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles; and the Notes and the Basic Documents each will conform to the descriptions thereof in the Prospectus.

         (g) Neither St.George Party is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under,
         (i) its Constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except in the case of (ii) for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Notes and the performance by each St.George Party of all of the provisions of its obligations under the Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which each St.George Party is a party or by which such St.George Party is bound or to which any of the property or assets of such St.George Party is subject, nor

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         will any such action result in any violation of the provisions of the
         Constitution of such St.George Party or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over each St.George Party, or any of its properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by each St.George Party of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Notes by the Underwriters.

         (h) Except as disclosed in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of either St.George Party, threatened against or affecting either St.George Party or its properties or, to which either St.George Party is or may be a party or to which each St.George Party or any property of a St.George Party is or may be the subject; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required, in each case, which will have an impact on the transactions contemplated by this Agreement.

         (i) The representations and warranties of each St.George Party contained in the Basic Documents are true and correct in all material respects.

         (j) KPMG are independent public accountants with respect to each St.George Party within the meaning of the standards established by the American Institute of Certified Public Accountants.

         (k) Each St.George Party owns, possesses or has obtained all Authorisations (as defined in the Master Trust Deed), licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Basic Documents, and neither St.George Party has received any actual notice of any proceeding relating to revocation or modification of any such Authorisation, license, permit, certificate, consent, order, approval or other authorization; and each St.George Party is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents.

         (l) To the knowledge of any St.George Party, no event has occurred which would entitle either St.George Party to direct the Issuer Trustee to retire as trustee of the Trust under clause 20 of the Master Trust Deed.

         (m) The Prospectus complies with the Listing Rules of the London Stock Exchange Limited (the "London Stock Exchange"), and any preliminary prospectus and Prospectus

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         (in the case of the Prospectus, as of the date hereof and in the case of any preliminary prospectus, as of its date) contains all the information required by section 146 of the Financial Services Act.

         (n) Neither St.George Party has taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against either St.George Party for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets.

         (o) Subject to compliance with Section 128F of the Tax Act, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the agreements to which it is to be a party or with the authorization, execution, issue, sale or delivery of the Notes and the performance of either St.George Parties' obligations under the agreements to which it is to be a party and the Notes.

         (p) No event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute a Manager's Default (as defined in the Prospectus).

         (q) Since June 30, 1999 there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise) of the St.George Parties; and

         (r) As of the Closing Date, St.George will have transferred to the Issuer Trustee a valid equitable assignment of each related Housing Loan offered for sale by it to the Issuer Trustee.

3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions herein set forth, the Issuer Trustee, at the direction of the Trust Manager, agrees to sell the Notes to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Issuer Trustee at a purchase price of ___% of the principal amount of the Class A-1 Notes, ___% of the principal amount of the Class A-2 Notes and ___% of the principal amount of the Class A-3 Notes (which amount shall be net of the commissions payable to the Underwriters) the respective principal amount of each class of Notes set forth opposite the names of the Underwriters in Schedule A hereto.

         The Issuer Trustee will deliver against payment of the purchase price the Notes in the form of one or more permanent Global Notes in definitive form (the "Global Notes") deposited with the Note Trustee as custodian for The Depository Trust Company (the "DTC") and

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registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Notes will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Notes shall be made by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Credit Suisse First Boston Corporation ("CSFBC") drawn to the order of the Currency Swap Provider at the office of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019 not later than 10:00 A.M., New York City time, on September __, 1999, or at such other time not later than seven full business days thereafter as CSFBC and the Trust Manager determine, such time being herein referred to as the "Closing Date," against delivery to the Note Trustee as custodian for DTC of the Global Notes representing all of the Notes. The Global Notes will be made available for checking at the above office at least 24 hours prior to the Closing Date.

4. Offering by Underwriters. The St.George Parties and the Issuer Trustee understand that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Issuer Trustee and the St.George Parties.

I. The St.George Parties, jointly and severally, covenant and agree with each of the several Underwriters as follows:

         (a) The Trust Manager will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) of Rule 424(b) by the second business day following the execution and delivery of this Agreement. The Trust Manager will advise CSFBC promptly of any such filing pursuant to Rule 424(b).


         (b) The Trust Manager will advise CSFBC promptly of any proposal to amend or supplement the Registration Statement as filed or the related Prospectus and will not effect such amendment or supplementation without CSFBC's consent; and the Trust Manager will also advise CSFBC promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

         (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Trust Manager will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery

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         of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

         (d) As soon as practicable, but not later than the Availability Date (as defined below), the Trust Manager will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Securities Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such effective date, except that, if such fourth fiscal quarter is the last quarter of the Trust's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

         (e) The Trust Manager will furnish to the Representative copies of each Registration Statement (3 of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Notes is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such reasonable quantities as CSFBC requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the effective time of the Registration Statement. All other documents shall be so furnished as soon as available. The Trust Manager will pay the expenses of printing and distributing to the Underwriters all such documents.

         (f) The Trust Manager will arrange for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as CSFBC designates and will continue such qualifications in effect so long as required for the distribution.

         (g) So long as the Notes are outstanding, the Trust Manager will furnish to the Representative (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Issuer Trustee or the Note Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Issuer Trustee or the Note Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) on each Determination Date or as soon thereafter as practicable, the Bond Factor as of the related Record Date shall be available to the Representative on Bloomberg and Reuters, (iv) copies of all reports or other communications (financial or other) furnished to holders of the Notes, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange, and (v) from time to time such other information concerning the Trust or the Trust Manager as the Representative may reasonably request.

         (h) To the extent, if any, that the ratings provided with respect to the Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Trust Manager, the Trust Manager shall use its best efforts to furnish such documents and take any other such action.

         (i) The Issuer Trustee or the Trust Manager on its behalf will list the Notes on the London Stock Exchange and use its best efforts to maintain such listing for as long as any of the Notes are outstanding; provided, however, if such listing becomes impossible, each of the Issuer Trustee and the Trust Manager will use their best efforts to obtain, and will thereafter use its best efforts to maintain a quotation for, or listing of, the Notes on such other exchange as is commonly used for the quotation or listing of debt securities as they may, with the approval of the Representative, decide.

         (j) The Trust Manager will furnish from time to time copies of the Prospectus and any and all documents, instruments, information and undertakings (in addition to any already published or lodged with the London Stock Exchange) and publish all advertisements or other material and to comply with any other requirements of the London Stock Exchange that may be necessary in order to effect and maintain such listing.

         (k) The Trust Manager will assist the Representative in making arrangements with DTC, Euroclear and Cedelbank concerning the issue of the Notes and related matters.

         (l) The Trust Manager will not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Notes not being assigned the ratings referred to in Section 6(n) below.

         (m) St.George Bank will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of underwriters' counsel and issuers' counsel) incurred in connection with qualification of the Notes for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, for any fees charged by the independent accountants, for any fees charged by the rating agencies for the rating of the Notes, for any travel expenses of any of the St.George Parties' officers and employees and any other expenses of either St.George Party in connection with attending or hosting meetings with prospective purchasers of the Notes and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

         (n) St.George Bank will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Notes and on the execution and delivery of this Agreement. All payments to be made by the Issuer Trustee and the St.George Parties hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Trust Manager is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Trust Manager shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

         (o) Neither St.George Party will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to debt or asset-backed securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC for a period beginning at the date of this Agreement and ending at the later of the Closing Date or the lifting of trading restrictions by the Representative.

II. The Issuer Trustee covenants and agrees with each of the several Underwriters as follows:

         (a) The Issuer Trustee will use the net proceeds received by the Issuer Trustee from the sale of the Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds".

         (b) The Issuer Trustee will pay any stamp duty or other issue, transaction, value added or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the Agreements or in connection with the issue and distribution of the Notes or the enforcement or delivery of this Agreement.

         (c) The Issuer Trustee will use all reasonable efforts to procure satisfaction on or before the Closing Date of the conditions referred to in Section 6 below and, in particular (i) the Issuer Trustee shall execute those of the Basic Documents required to be executed by the Issuer Trustee not executed on the date hereof on or before the Closing Date, and (ii) the Issuer Trustee will assist the Representative to make arrangements with DTC, Euroclear and Cedelbank concerning the issue of the Notes and related matters.

         (d) The Issuer Trustee will procure or cause to be procured that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers.

         (e) The Issuer Trustee will perform all its obligations under, and subject to, each of the Basic Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the Closing Date.

         (f) The Issuer Trustee will not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Notes not being assigned the ratings referred to in Section 6(n) below.

         (g) The Issuer Trustee will not prior to or on the Closing Date amend the terms of any Basic Document to which it is a party nor execute any of the Basic Documents to which it is a party other than in the agreed form without the consent of the Representative.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the St.George Parties and the Issuer Trustee herein, to the accuracy of the statements of officers of the St.George Parties and the Issuer Trustee made pursuant to the provisions hereof, to the performance of the St.George

Parties and the Issuer Trustee of their obligations hereunder and to the following additional conditions precedent:

         (a) The Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 P.M., New York City time, on the date hereof or on such later date to which you have consented; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5.I.(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Representative. If the Trust Manager has elected to rely on Rule 430A, all price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period, and prior to the Closing Date the Trust Manager shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A;

         (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of any of the St.George Parties, the Issuer Trustee or any Swap Party and their respective subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes; (ii) any downgrading in the rating of any debt securities of any of the Trust Manager, St.George, the Issuer Trustee or any Swap Party by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of the Notes or any debt securities of any of the Trust Manager, St.George, the Issuer Trustee or any Swap Party (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, the London Stock Exchange or any other exchange on which the Notes are listed, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of any of the Trust Manager, St.George, the Issuer Trustee or any Swap Party on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal, New York, London, England or Australia authorities; or (v) any outbreak or escalation of major hostilities in which the United States, London, England or Australia is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Notes.

         (c) The Representative shall have received a certificate, dated such Closing Date, of the managing director, director or any chief general manager of each St.George Party and of an authorized officer of the Issuer Trustee (as to paragraphs (i) and (ii) below only) in which such officers, to the best of their knowledge after reasonable investigation, shall state that: (i) the representations and warranties of such entity in this Agreement are true and correct;
         (ii) such entity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) in the case of the Trust Manager, no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and (iv) subsequent to the date of the most recent financial statements supplied by the St.George Parties to the Underwriters or the Representative on behalf of the Underwriters, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of such entity and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

         (d) Allen Allen & Hemsley, Australian counsel for St.George, the Trust Manager and the Servicer, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of which opinion is attached hereto as Exhibit A.

         (e) Allen Allen & Hemsley, Australian tax counsel for St.George, the Trust Manager and the Servicer, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of which opinion is attached hereto as Exhibit B.

         (f) The Representative shall have received two letters, one dated the date hereof and one dated the Closing Date, of KPMG confirming that they are independent public accountants within the standards established by the American Institute of Certified Public Accountants and stating to the effect that:

              (1) in their opinion the financial statements and schedules examined by them and included in the Registration Statement and in the Form 8-K of referred to in the Registration Statement with respect to Bankers Trust Corporation, as currency swap provider, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

              (2) on the basis of a reading of the latest available interim financial statements of Bankers Trust Corporation, inquiries of officials of Bankers Trust Corporation who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the unaudited financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

              (3) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the St.George Parties and their subsidiaries subject to the internal controls of such parties' accounting system or are derived directly from such records by analysis or computation or from the collateral tape containing the description of the Housing Loans) with the results obtained from inquiries, a reading of such general accounting records and collateral tape and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         (g) The Representative shall have received on and as of the Closing Date an opinion of Brown & Wood LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         (h) Mayer Brown & Platt, United States counsel for the St.George Parties and the Issuer Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, to the effect that:

              (1) The Note Trust Deed has been duly qualified under the Trust Indenture Act;

              (2) To such counsel's knowledge, there are no material contracts, indentures, or other documents of a character required to be described or referred to under either the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

              (3) The Trust is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940;

              (4) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Notes by the Issuer Trustee, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities laws;

              (5) the Registration Statement was filed and was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations; such counsel have no reason to believe that any part of the Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

              (6) The statements in the Prospectus under the Captions "Description of the Class A Notes" and "Description of the Transaction Documents", insofar as they purport to summarize certain terms of the Notes and the applicable Basic Documents, constitute a fair summary of the provisions purported to be summarized; and

              (7) This Agreement represents a legal valid and binding obligation of each of St.George, the Trust Manager and the Issuer Trustee.

         (i) Mayer Brown & Platt, United States federal income tax counsel for the St.George Parties and the Issuer Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, a copy of which opinion is attached hereto as Exhibit C.

         (j) Mallesons Stephen Jaques, counsel for the Issuer Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of which opinion is attached hereto as Exhibit D.

         (k) Brown & Wood LLP, counsel for the Note Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of which is attached hereto as Exhibit E.

         (l) Counsel to the Fixed-Floating Rate Swap Provider, the Standby Fixed-Floating Rate Swap Provider, the Basis Swap Provider, the Standby Basis Swap Provider and the Currency Swap Provider shall have furnished to the Representative and the St.George Parties their written opinion in form and substance satisfactory to the Representative, copies of which opinions will be attached hereto as Exhibit F.

         (m) The Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative.

         (n) At the Closing Date, each Class of Class A Notes shall have been rated "AAA" by Standard & Poor's Ratings Services, A Division of The McGraw-Hill Companies, Inc. ("Standard and Poor's") and Fitch IBCA, Inc. ("Fitch IBCA") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and together with Standard and Poor's and Fitch IBCA, the "Rating Agencies") as evidenced by letters from the Rating Agencies.

         (o) The execution and delivery by all parties thereto of the Basic Documents on or prior to the Closing Date.

         (p) The London Stock Exchange shall have agreed on or prior to the Closing Date to list the Notes.

         (q) On or prior to the Closing Date the St.George Parties and the Issuer Trustee shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request.

7. Indemnification and Contribution.

(a) Each of St.George and the Trust Manager, jointly and severally, agrees to indemnify and hold harmless each Underwriter and the Issuer Trustee, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such

Underwriter or the Issuer Trustee may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto (other than the information contained under the heading "The Currency Swap Provider"), or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter or the Issuer Trustee in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither St.George nor the Trust Manager will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to St.George or the Trust Manager by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless St.George, the Issuer Trustee and the Trust Manager, its partners, its directors and officers and each person, if any, who controls such company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which such company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Trust Manager by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by St.George, the Issuer Trustee or the Trust Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each
Underwriter: (i) the concession and reallowance figures appearing in the third paragraph under the caption "Plan of Distribution" and (ii) the information contained in the fifth and seventh paragraphs under the caption "Plan of Distribution".

(c) Promptly after receipt by an indemnified party under this Section (c) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement
(i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the St.George Parties and the Issuer Trustee on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the St.George Parties and the Issuer Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the St.George Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the St.George Parties and the Issuer Trustee bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the St.George Parties and the Issuer Trustee or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the St.George Parties and the Issuer Trustee under this Section shall be in addition to any liability which the St.George Parties and the Issuer Trustee may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the St.George Parties or the Issuer Trustee, to each officer of the St.George Parties or the Issuer Trustee who has signed the Registration Statement and to each person, if any, who controls the St.George Parties or the Issuer Trustee within the meaning of the Securities Act.

(f) To the extent that any payment of damages by St.George Bank pursuant to subsection 7(a) above is determined to be a payment of damages pursuant to "Funds Management and Securitisation Prudential Statement C2" such payment shall be subject to the terms of Section 89 therein.

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Notes hereunder on the Closing Date and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Notes that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Trust Manager for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Trust Manager for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Trust Manager, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the St.George Parties, the Issuer Trustee or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the St.George Parties, the Issuer Trustee or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Notes by the Underwriters is not consummated, the St.George Parties, jointly and severally, shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the St.George Parties, the Issuer Trustee and the Underwriters pursuant to Section 7 shall remain in effect, and if any Notes have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause
(iii), (iv) or (v) of Section 6(b), the St.George Parties, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

10. Selling Restrictions.

         (a) No prospectus in relation to the Notes has been lodged with, or registered by, the Australian Securities Commission or the Australian Stock Exchange Limited. Each Underwriter represents and agrees that in connection with the initial distribution of the Notes:

              (1) it has not (directly or indirectly) offered for subscription or purchase or issued invitations to subscribe for or buy nor has it sold, the Notes,

              (2) will not (directly or indirectly) offer for subscription or purchase or issue invitations to subscribe for or buy nor will it sell the Notes, and

              (3) has not distributed and will not distribute any prospectus, or any advertisement or other offering material in the Commonwealth of Australia, its territories or possessions ("Australia") or to any person who is actually known by the Underwriter (without an obligation on the Underwriter to make any inquiry) to be a resident of Australia for the purposes of section 128F of the Income Tax Assessment Act 1936 of Australia (the "Tax Act") or to any associates of the Trust Manager or St.George identified on Annex A hereto or as otherwise notified in writing by the Trust Manager or St.George to the Underwriters from time to time.

         (b) Each Underwriter (severally, not jointly) undertakes in connection with the Notes subject to the "public offer test" under
         Section 128F of the Tax Act and governed by this Agreement that the issue of such Notes resulted from:

              (i) an offer by such Underwriter within 30 days of issue to any person as a result of negotiations being initiated in electronic form (specifying the particular electronic screen or service), the Prospectus or in such other form as may be applicable, being a form that is used by the financial markets for dealing in securities; or

              (ii) its offer of such Notes for sale within 30 days of issue to at least 10 persons who are in the business of providing finance or investing or dealing in securities in financial markets each of whom was not known to be an associate of any of the others (within the meaning of section 128F of the Tax Act), and in either case it has announced on behalf of the Issuer Trustee in relation to the offer that Morgan Guaranty Trust Company of New York, Brussels office, as operator of the

              Euroclear System ("Euroclear"), Cedelbank or The Depository Trust Company will confer rights in such Notes under Global Notes. Each Underwriter will provide the Issuer Trustee (within five Business Days of the offer of such Notes by it) a written statement which sets out details of the relevant offer.

              Each Underwriter (severally, not jointly) agrees to co-operate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer Trustee to demonstrate that the public offer test under section 128F of the Tax Act has been satisfied, provided that no Underwriter shall be obliged to disclose the identity of the purchaser of any Note or any information from which such identity might/would be capable of being ascertained, or any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive.

              (iii) Each Underwriter acknowledges that no representation is made by the Issuer Trustee or any St.George Party that any action has been or will be taken in any jurisdiction outside the United States by the Issuer Trustee or any Underwriter that would permit a public offering of the Notes, or possession or distribution of the Prospectus or any other offering material, in any country or jurisdiction where action for that purpose is required.
                    Each Underwriter will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sell or delivers Notes or has in its possession or distributes the Prospectus or any other offering material, in all cases at its own expense.

              (iv) It has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to admission of the Notes to listing in accordance with Part IV of the Financial Services Act 1986 except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, of the Financial Services Act.

              (v) It has complied and will comply with all applicable provisions of the Financial Services Act with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

              (vi) In connection with the Notes, it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes, other than any document which consists of or of any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by the Listing Rules, to a person who is of a kind described in Article 11(e) of the Financial Services Act 1986 (Investment Advertisements)

                    (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.



11. Certain Matters Relating to the Issuer Trustee.

         The Issuer Trustee enters into this Agreement only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with this Agreement or the Trust can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of assets and property of the Trust which are available to satisfy the right of the Issuer Trustee to be exonerated or indemnified for such liability. This limitation of the Issuer Trustee's liability applies despite any other provisions of this Agreement and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or Transaction related to this Agreement or the Trust.

         The parties other than the Issuer Trustee may not sue the Issuer Trustee in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under the Security Trust Deed) or a liquidator, an administrator or any other similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee.

         The provisions of this Section 11 shall not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under a Basic Document or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification or exoneration out of the assets of the Trust as a result of the Issuer Trustee's fraud, negligence or Default (as defined in the Master Trust Deed).

         It is acknowledged that the Trust Manager, the Servicer, the Custodian, the Currency Swap Providers, the Redraw Facility Provider, the Swap Providers, the Standby Swap Providers, the Note Trustee, the Principal Paying Agent, the other Paying Agents, the Calculation Agent and the Agent Bank (each, a "Relevant Party") are responsible under the Transaction Documents (as defined in the Master Trust Deed) for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations under the Transaction Documents) will be considered fraud, negligence or Default (as defined in the Master Trust Agreement) of the Issuer Trustee for the purpose of this Agreement to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person who has been delegated or appointed by the Issuer Trustee in accordance with the Transaction Documents (as defined in the Master Trust Deed) to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or by any other such person.

12. Consent to Jurisdiction; Appointment of Agent to Accept Service of
Process.

         Each of the St.George Parties and the Issuer Trustee hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the St.George Parties and the Issuer Trustee irrevocably appoints [Insert name and address of authorized agent], as its authorized agent in the Borough of

Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to it by the person serving the same to the address provided in Section 16, shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Each of the St.George Parties and the Issuer Trustee further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for so long as the Notes remain outstanding.

         The obligation of any of the St.George Parties or the Issuer Trustee in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the St.George Parties and the Issuer Trustee agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

13. Foreign Taxes. All payments to be made by the Issuer Trustee and the St.George Parties hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Trust Manager is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Trust Manager shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

14. Waiver of Immunities. To the extent that any of the Issuer Trustee and the St.George Parties or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, form any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection this Agreement, the Issuer Trustee and the St.George Parties, as applicable, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

15. Judgment Currency. If any judgment or order in any legal proceeding against any of the Issuer Trustee and the St.George Parties is given or made for any amount due hereunder and such judgment or order is expressed and paid in a currency (the "Judgment Currency") other than United States dollars and there is any variation as between (i) the rate of exchange (the "Judgment Rate") at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange (the "Market Rate") at which the person to whom such amounts is paid (the "Payee") is able to purchase United States dollars with the amount of the Judgment Currency actually received by the holder, then the difference, expressed in United States dollars, between such amount calculated at the Judgment Rate and such amount calculated at the Market Rate shall be indemnified (a) if negative by the Issuer Trustee and the St.George Parties, as applicable, to the Payee and (b) if positive by the Payee to the Issuer Trustee and the St.George Parties, as applicable. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer Trustee, the Trust Manager and St.George or the Payee, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate or exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

16. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at Eleven Madison Avenue, New York, N.Y. 10010-3629,
Attention: Investment Banking Department--Transactions Advisory Group; if sent to the Trust Manager will be mailed, delivered or telegraphed and confirmed to the Trust Manager at c/o ________________ (Facsimile No. ___________),
Attention: _____________; if sent to the Issuer Trustee, mailed, delivered or telegraphed and confirmed to the Issuer Trustee at c/o __________________ (Facsimile No. _________), Attention: ______________; and if sent to St.George, mailed, delivered or telegraphed and confirmed to St.George at ______________ (Facsimile No. __________), Attention: __________; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

18. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

20. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return the enclosed counterparts hereof, whereupon it will become a binding agreement between the parties listed below in accordance with its terms.

                                Very truly yours,

                                CRUSADE MANAGEMENT LIMITED


                                By:
                                   ------------------------------
                                         Name:
                                         Title:


                                AXA TRUSTEES LIMITED


                                By:
                                   ------------------------------
                                         Name:
                                         Title:


                                ST.GEORGE BANK LIMITED


                                By:
                                   ------------------------------
                                         Name:
                                         Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the day first above written

Credit Suisse First Boston Corporation

CREDIT SUISSE FIRST BOSTON CORPORATION

By:
   -------------------------------
         Name:
         Title:

         Acting on behalf
         of itself as the Representative of
         the several Underwriters

                                  SCHEDULE A



Underwriter                                    PRINCIPAL AMOUNT OF CLASS A-1
                                               NOTES TO BE PURCHASED

Credit Suisse First Boston Corporation

Deutsche Bank Securities Inc.

J.P. Morgan Securities Inc.

                  Total...................             $




Underwriter                                    PRINCIPAL AMOUNT OF CLASS A-2
                                               NOTES TO BE PURCHASED

Credit Suisse First Boston Corporation

Deutsche Bank Securities Inc.

J.P. Morgan Securities Inc.

                  Total...................             $


Underwriter                                    PRINCIPAL AMOUNT OF CLASS A-3
                                               NOTES TO BE PURCHASED

Credit Suisse First Boston Corporation

Deutsche Bank Securities Inc.

J.P. Morgan Securities Inc.

                  Total...................             $